                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT between FabriSteel Holdings Inc., a Delaware corporation (the "Corporation") and Ronald B. Kalich (the "Executive") dated as of October 1, 2000 (the "Agreement").

     Whereas, the Corporation wishes to employ the Executive as President and Chief Executive Officer of the Corporation on the terms set fort herein and the Executive wishes to be employed by the Corporation on such terms;

IT IS, THEREFORE AGREED:

                              Article 1 Employment

1.1 Employment Period. The Corporation hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Corporation, for the period commencing as of the date hereof and ending at midnight on September 30, 2003 as its President and Chief Executive Officer unless sooner terminated as hereinafter provided (the "Employment Period") and upon such terms and conditions herein provided; provided, that the Employment Period shall be extended upon the same terms and conditions contained herein for an additional two (2) year period if a written notice of extension is given by the Corporation at least ninety (90) calendar days prior to September 30, 2003.

                                Article 2 Duties

2.1 Duties and Responsibilities. During the Employment Period, the Executive agrees to devote his attention full time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently such responsibilities, except for illness, permitted vacation periods and the expenditure of time relating to those matters specified in Exhibit A hereto, including but not limited to serving on the board of directors of other corporations set forth on Exhibit A, so long as such commitments do not materially interfere with the performance of Executive's duties hereunder and such corporations do not directly or indirectly compete with the Corporation or its subsidiaries. The Executive shall, subject to the supervision and control of the Board of Directors of the Corporation, perform such duties and exercise such supervision and powers over and with regard to the business of the Corporation as are contemplated to be performed by the President and Chief Executive Officer pursuant to the Bylaws of the Corporation, and such additional duties consistent with his position as may from time to time be prescribed by the Board of Directors. Subject to the provisions of the Corporation's Certificate of Incorporation and Bylaws and applicable law, it is the expectation of the Corporation that the Executive will continue to serve as a member of the Board of Directors of the Corporation during the Employment Period.

                             Article 3 Compensation

3.1 Base Salary. During the Employment Period, the Executive shall receive a base salary at an annual rate of at least $250,000 payable in accordance with the Corporation's standard payroll policy, with any increase thereto to be determined by the Compensation Committee of the Board of Directors from time to time.

                           Article 4 Benefit Programs

4.1 Health Plans. The Corporation shall make available to Executive during the Employment Period such other benefits as other members of senior management of the Corporation are then generally entitled to receive, which shall, in any event, include life, long-term disability, health and dental insurance, and annual physical exams. During the Employment Period, the Corporation will provide to Executive at the Corporation's cost term life insurance with a death benefit of at least $500,000, the benefits of which are payable upon the Executive's death to the Executive's named beneficiaries.

4.2 Moving and Relocation. The Corporation shall provide the moving and relocation benefits set forth in this Section 4.2 to the Executive. The benefits are: (i) temporary living expenses as required for six (6) months from the date hereof; (ii) four (4) visits for spouse to seek housing;
     (iii) one month additional pay (net after taxes) for miscellaneous moving expenses; (iv) moving expenses for normal household goods (boats, RV's or other extras are not included); (v) reasonable and customary closing cots for the sale and purchase of a residence, excluding discount points; and
     (vi) the taxable amounts of all reimbursements will be grossed-up for applicable state and federal taxes.

4.3 Dues and Memberships. The Corporation will reimburse the Executive for the costs of two (2) club memberships: including a business dining club and a club of the Executive's choice.

4.4 Retirement. The Executive shall be permitted during the period of his employment hereunder to participate in any qualified or non-qualified retirement plans and similar benefits that are made available to other senior executives of the Corporation generally, on the same terms and conditions as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

4.5 Deferred Compensation. The Executive shall be eligible and permitted, during the Employment Period, to participate in any deferred compensation plans and similar benefits that are made available to other senior executives of this Corporation generally, on the same terms and conditions as such other executives.

4.6 Vacation. The Executive will be entitled to an initial vacation award of four (4) weeks of paid vacation during each twelve-month period during the Employment Period.

     Accrued but unused vacation shall be carried over in accordance with the Corporation's vacation policy for its senior management.

4.7 Automobile. The Executive will be permitted the use of a Corporation-owned vehicle or entitled to car allowances and reimbursement of expenses for the use of a vehicle commensurate with his position.

4.8 Other. Annually, the Executive will be reimbursed up to a total of $2,000 for expenses associated with yearly tax filings. Additionally, the Executive will be reimbursed up to a total of $3,000 for financial and/or estate planning services for the three-year period beginning October 1, 2000 and ending September 30, 2003.

                         Article 5 Securities Purchase

5.1 After the execution of this Agreement, the Corporation and Executive shall enter into (i) a Stock Purchase Agreement, whereby the Corporation shall
     sell to the Executive            shares of the Corporation's Class A Common
                           ----------
     Stock, par value $.01 per share (the "Class A Common Stock"), and
                                                                       --------
     shares of the Corporation's Series [___] Preferred Stock, par value $.01 per share [to be equivalent to 2%], and (ii) a Joinder Agreement, whereby the Executive shall agree to be a party to, and a Management Investor under, that certain Securities Purchase and Holders' Agreement dated as of
     March         , 2000 by and among the Corporation and other parties
           --------
     thereto, the form of which documents are attached hereto as Exhibit B and Exhibit C, respectively.

5.2 After execution of this Agreement, the Corporation shall adopt an unqualified stock option plan (the "Stock Option Plan"), under which the Corporation shall grant to the Executive non-transferable, non-qualified
     options to purchase          shares of the Class A Common Stock of the
                         --------
     Corporation [to be equivalent to 2%] at an exercise price equal to the fair market value of a share of Class A Common Stock at the date of grant. The terms of the Options will be more fully set forth in a Non-qualified Stock Option Agreement, which will be delivered to the Executive under the terms of the Stock Option Plan, but will in any event provide that (i) the options will vest 20 percent per year commencing one year from the date of grant provided Executive is continuously employed by the Corporation during such year and (ii) the vesting of the options granted to Executive shall accelerate upon a Change in Control (as such term is defined in Exhibit C hereof) of the Corporation.

                         Article 6 Annual Bonus Awards

6.1 Annual Bonus Awards. For fiscal years ending after September 30, 2000, the Executive shall be eligible and permitted, during the Employment Period, to participate in any annual bonus plans and similar benefits that may be available to other senior executives of the Corporation generally, on the dame terms and conditions as such other executives. The target bonus award shall be 100% of base salary.

                             Article 7 Termination

7.1 Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement during the Employment Period after having established the Executive's "Disability" as defined below, by giving the Executive written notice of it's intention to terminate the Executive's employment. For purposes of this Agreement, "Disability" means the Executive's inability to substantially perform his duties and responsibilities to the Corporation by reason of a physical or mental disability or infirmity for a continuous period of six months. The date of Disability shall be the day on which the Executive receives notice of termination from the Corporation pursuant to this Section 7.1.

7.2 Cause. The Corporation shall have the right to terminate the Executive's employment for "Cause" during the Employment Period. For purposes of this Agreement, "Cause" shall mean (i) the willful and continued failure by the Executive to perform substantially his duties to the Corporation or its subsidiaries (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board of Directors, which the Board of Directors believes that the Executive has not substantially performed his duties, (ii) malfeasance, embezzlement or theft from or adversely affecting the Corporation or any subsidiary or affiliate by the Executive, (iii) the commission or perpetration by the Executive of any act of moral turpitude or any felony, or (iv) any material and willful violation by the Executive of his obligations under Section 2.1 hereof.

7.3 Termination By Executive. The Executive shall have the right to terminate this Agreement during the Employment Period for "Good Reason," upon thirty
     (30) days prior written notice to the Corporation or a successor of the Corporation. For purposes of this Agreement, "Good Reason" shall mean (i) a change in the Executive's duties and responsibilities without his consent such that his duties and responsibilities are materially reduced or altered in a manner unfavorable to him; or (ii) a decrease in the Executive's salary or bonus award potential; or (iii) a material decrease in his benefits in the aggregate; or (iv) a change in the location at which the Executive's duties are principally carried out of more than seventy-five
     (75) miles from the current location of the Corporation's principal executive offices.

                        Article 8 Effect of Termination

8.1 Death or Disability. Upon termination of the Executive's employment during the Employment Period, because of Disability as provided in Section 7.1, the Corporation shall continue to pay the Executive as severance, (i) the amount, payable in accordance with the Corporation's standard payroll policy, of the Executive's annual base salary as provided in Section 3.1 at the rate in effect immediately prior to termination of his employment for a period of twelve (12) months, plus an amount payable in twelve (12) monthly installments equal to the average of the previous two (2) years of bonus plan payouts for the Executive, less the amount of any disability payments made by the Corporation or any Corporation plan, and (ii) will afford to the Executive at the

     Corporation's expense, health insurance benefits (including medical and dental) and life insurance equivalent to the benefits enjoyed by the Executive at the date of termination (the "Insurance Benefits") for a period of twelve (12) months from the date of such termination. Upon termination of the Executive's employment during the Employment Period because of death, the Corporation will afford to the Executive's spouse at the Corporation's expense, health insurance benefits (including medical and dental) equivalent to the benefits enjoyed by the Executive at the date of his death for a period of eighteen (18) months from the date of his death.

8.1.1 Other Termination. If the executive's employment is terminated (i) by the Corporation during the Employment Period (other than due to death, Disability or for Cause), (ii) by virtue of a termination by the Executive pursuant to Section 7.3, or (iii) the Corporation has not extended the Executive's employment at the expiration of this Agreement as contemplated by the proviso in Section 1.1, the Corporation shall pay to the Executive as severance, the amount, payable in accordance with the Corporation's standard payroll policy, of Executive's annual base salary then in effect pursuant to Section 3.1, plus an amount payable in twelve (12) monthly installments equal to the average of the previous two (2) years of bonus plan payouts for the Executive and shall continue to maintain the Insurance Benefits for a period of twelve (12) months from the date of such termination or expiration.

8.2 Vested Benefits. Nothing herein shall be deemed to restrict or reduce the Executive's vested benefits under any of the Corporation's benefit plans as determined in accordance with the provisions of such benefits.

8.3 Miscellaneous. No continued salary or severance shall be paid if the Executive's employment terminates for any reason (including for Cause) during the Employment Period other than as set forth above in this Article 8 (including but not limited to for Cause or resignation other than for Good Reason), and in such case the Executive's entitlement to Insurance Benefits, if any, shall be determined exclusively by the Corporation's policies in effect at the time of the termination. Upon the termination of employment with the Corporation for any reason, the Executive shall offer to resign his position as a director of the Corporation and its affiliates, effective as the date of such termination.

               Article 9 Confidential Information-Non-Competition

9.1 Confidential Information. For such time as the Executive is employed by the Corporation and following his termination for whatever reason, the Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential formation, knowledge or data relating to the Corporation or its affiliates, and their limitation, customer lists, bid, proposals, contracts, matters subject to litigation, technology or financial information of the Corporation or its subsidiaries and other know-how (the "Confidential Information"). The Executive shall not, without the prior written consent of the Corporation, communicate or divulge any Confidential Information to anyone other than the Corporation and those designated by it in writing. Confidential Information shall not be deemed known to the public if such information is made public by the Executive or his representatives. Following termination of employment for any reason whatsoever, the Executive shall promptly return all written Confidential Information in his possession.

9.2 Non-Competition. For a two (2) year period commencing on the date of termination of employment (the "Noncompete Period"), the Executive will not, directly or indirectly:

9.2.1 own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, employee, partner, director, or consultant or otherwise, with, or have any financial interest in (except for (i) ownership as of the date hereof, (ii) any ownership in the common stock of the Corporation, or (iii) any ownership of less than 5% of the outstanding equity interest in a publicly-traded entity) an enterprise (other than the Corporation or successor corporation) conducting business in activities similar to the Corporation, in each case, in any market in which the Corporation or its affiliates conducts or solicits business;

9.2.2 solicit or contact any employee, or any person who within one (1) year of such solicitation or contact has been an employee, of the Corporation or its affiliates with a view to inducing or encouraging such employee to leave the employ of the Corporation or its affiliates or be employed by the Executive, an employer affiliated with the Executive, or any competitor of the Corporation or any affiliate thereof; or

9.2.3 engage or participate in any effort or act to induce any customers, suppliers, associates, or independent contractors of the Corporation or its affiliates to take an action which might be disadvantageous to the Corporation or its affiliates or to the business or line of business in which any of them is engaged, including but not limited to, the solicitation of customers, suppliers, associates, or independent contractors of the Corporation or its affiliates to cease doing business or their association or engagement, with the Corporation or its affiliates.

9.3  Damages & Injunctive Relief. In the event that any provision of this
     Article 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action. The Executive acknowledges that the provisions of this Article 9 are reasonable and necessary for the protection of the Corporation and that the Corporation will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Corporation may be entitled, the Corporation shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of a bond or other security therefore) for the purposes of restraining the Executive from any actual or threatened breach of such provisions. The Executive agrees that the Noncompete Period shall be tolled during any period of violation of Section 9.2 of this Agreement and during any period required for litigation during which the Corporation or its affiliates seek to enforce this Agreement against the Executive. The Executive further agrees that if he violates any of the covenants or agreements contained in Section 9.2, in addition to injunctive relief, the Corporation and/or its affiliates or their respective successors shall be entitled to such amounts as are recoverable under applicable law.

                       Article 10 Successors and Assigns

10.1 Assignment. This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assigned by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

10.2 Corporation. This Agreement shall insure to the benefit of and be binding upon the Corporation and its successors.

                            Article 11 Governing Law

11.1 Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to principles of conflict of laws.

                               Article 12 Notices

12.1 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

                                 Ronald B. Kalich
                                 14997 Manitou Road
                                 Prior Lake, MN 55372

          If to the Corporation:

                                 FabriSteel Holdings, Inc.
                                 22100 Trolley Industrial Drive
                                 Taylor, MI 48180-1872
                                 Attention: Chairman

                                 cc: John D. LaRocca
                                     Dechert
                                     4000 Bell Atlantic Tower
                                     1717 Arch Street
                                     Philadelphia, PA 19103

     Or, to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                            Article 13 Miscellaneous

13.1 Withholding. The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

13.2 No Waiver. The Corporation's failure to insist upon strict compliance with any provision hereon shall not be deemed to be a waiver of such provision or any other provision hereof. The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision hereof.

13.3 Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the Executive's employment, and may not be changed or terminated orally.

13.4 Counterparts. This Agreement may be executed in two counterparts, and both such counterparts hereof shall be deemed to be an original instrument, and both such counterparts together shall constitute but one agreement.

IN WITNESS THEREOF, the Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors the Corporation has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

FabriSteel Holdings, Inc.                               Executive


By:  /s/ Richard Puricelli                              /s/ Ronald B. Kalich
    ---------------------------                         ------------------------
     Richard Puricelli                                  Ronald B. Kalich
Its: Chairman of the Board

                                    EXHIBIT A

                              EXPENDITURES OF TIME

1. Board of Director membership with Thomas and Betts Corporation, Memphis, Tennessee.

2. Board of Director membership with The Carbide/Grafite Group, Pittsburgh, Pennsylvania.

3.   Board of Director membership with National-Standard Company, Niles, MI.

                                    EXHIBIT B
                        FORM OF STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October , 2000, is made by and between FabriSteel Holdings, Inc., a Delaware
---
corporation (the "Corporation") and Ronald B. Kalich (the "Executive").

                                      Terms

          SECTION 1. Sale of Stock. In consideration of the mutual benefits contained in this Agreement and intending to be legally bound, the Corporation hereby agrees to sell and assign to Executive, and Executive agrees to purchase, all of the Stock (as defined below), free and clear of all liens, security interests, and other encumbrances, other than pursuant to the Securities Purchase and Holders Agreement (as defined below).

          SECTION 2. Payments; Other Actions.

               (a) Subject to the terms and conditions of this Agreement, the
Corporation will issue and sell to Executive           shares of Class A Common
                                             ---------
Stock, par value $.01 per share, at a purchase price of $    per share and
                                                         ---
           shares of     % Series           Cumulative Preferred Stock, par
----------           ----         ---------
value $.01 per share, at a purchase price of $       per share (collectively,
                                              ------
the "Stock").

               (b) The closing of the transaction contemplated by Section 1 hereof shall take place on the date of this Agreement. Upon execution hereof, the Corporation shall deliver or cause to be delivered to Executive certificates evidencing the number of shares of Stock to be purchased by Executive hereunder, against payment of the purchase price therefor in cash, by certified or bank cashier's check or by federal wire transfer of immediately available funds, with confirmed receipt.

          SECTION 3.  Representations and Warranties.

               (a) Executive represents and warrants to the Corporation as follows:

                    (i) Executive, in his individual capacity, has full legal right, power, and authority to enter into this Agreement and to perform his obligations hereunder without the need for the consent of any other person.

                    (ii) This Agreement constitutes the legal, valid, and binding obligation of Executive, enforceable against Executive in accordance with its terms.

               (b) The Corporation represents and warrants to Executive as follows:

                    (i) The Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

                    (ii) The Corporation has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

                    (iii) The Corporation has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Stock to be issued by it, and this Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with the terms hereof.

                    (iv) The Stock when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable.

                    (v) As of the date hereof, the authorized capital stock of the Corporation consists of (i) 2,500,000 shares of Class A Common Stock, par
value $.01 per share, of which             are issued and outstanding, (ii)
                               -----------
2,500,000 shares of Class B Common Stock, par value $.01 per share, of which shares are issued and outstanding and (iii) 5,000,000 shares of
-------------
preferred stock, par value $.01 per share, of which             shares of
                                                    -----------
preferred stock are issued and outstanding. As of the date hereof, except as previously disclosed to Executive, there are no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from the Corporation, or otherwise require the Corporation to issue, any shares of capital stock of the Corporation or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Corporation.

          SECTION 6. Non-Assignment. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. Executive's rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated.

          SECTION 7. Governing Law. The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law provisions thereof.

          SECTION 8. Entire Agreement; Amendments. This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements, understandings and communications between the parties hereto. This Agreement may only be amended or modified by an agreement in writing executed by Executive and the Corporation.

          SECTION 9. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

          SECTION 10. Other Arrangements. Nothing in this Agreement shall in any way adversely affect the Corporation's rights under the Securities Purchase and
Holders Agreement, dated as of March   , 2000 (the "Securities Purchase and
                                     --
Holders Agreement"), among, inter alia, the Corporation, Citicorp Venture Capital, Ltd., a New York corporation, the Continuing Investors (as defined therein) and the other signatories thereto, as amended.

          SECTION 11. No Effect on Employment. Nothing in this Agreement shall confer on Executive the right to remain in the employ of the Corporation or any of its subsidiaries or Affiliates.

          IN WITNESS THEREOF, the Executive has hereunto set his hand and pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

FabriSteel Holdings, Inc.                               Executive


By:
    ---------------------------                         ------------------------
     Richard Puricelli                                  Ronald B. Kalich
Its: Chairman of the Board

                                    EXHIBIT C
                                 FORM OF JOINDER

                            FabriSteel Holdings, Inc.

                                     Joinder

                  To Securities Purchase and Holders Agreement

FabriSteel Holdings, Inc.
22900 West Eight Mile Road
Southfield, Michigan  48034

Gentlemen and Ladies:

In connection with my receipt from FabriSteel Holdings, Inc. (the "Company") of shares of Class A Common Stock, par value $.01 per share, of the Company
-----
represented by Certificate No.      and           shares of     % Series
                              -----     ---------           ----         ----
Cumulative Preferred Stock, par value $.01 per share and stated value $      per
                                                                       -----
share, of the Company represented by Certificate No.      (collectively, the
                                                     ----
"Securities"), I hereby represent and warrant to, and agree and covenant with, you as follows:

     1. By this instrument I shall be bound by the terms and conditions of the
Securities Purchase and Holders Agreement, dated as of March   , 2000 (the
                                                             --
"Agreement"), among, inter alia, the Company, Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), the Continuing Investors (as defined therein) and the other signatories thereto and agree to be a "Management Investor" as such term is defined therein, and to be subject to the rights, duties and obligations of a Management Investor pursuant to the terms of such Agreement; provided, that as such Agreement applies to me, (a) the term "the fifth anniversary of the Recapitalization Date" in Sections 6.2, 6.3(a), 6.3(b), 6.4 and 6.5 of the Agreement shall be replaced with the date "October 1, 2005"; (b) the vesting period in section 6.3(a)(ii) of the Agreement will commence on the first anniversary of October 1, 2000 (instead of the first anniversary of the Recapitalization Date); (c) the term "the Recapitalization Date" in the definition of "Repurchase Price Percentage" in section 6.3(a)(iv) of the Agreement shall be replaced with the date "October 1, 2000" and (d) the vesting provisions in Section 6.3(a) of the Agreement will accelerate upon a Change in Control.

For purposes hereof:

"Change in Control" means (i) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (ii) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any person (as that term is used in section 13(d) (3) of the Securities Exchange Act of 1934, as amended), other than the Company, any subsidiary of the Company, any Principal or any Related Party or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), other than the Company, any subsidiary of the Company, any Principal or any Related Party, becomes the beneficial owner (as that term is used in the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the combined voting power of the voting securities of the Company.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (i) was a member of such Board of Directors on the date hereof; or (ii) was nominated for election or was elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) was designated by a Principal or a Related Party.

"Principal" means Citigroup, Citicorp Venture Capital Limited and 399 Venture Partners, Inc., and any successor to any of the foregoing.

"Related Party" means (i) any direct or indirect subsidiary of a Principal, (ii) any officer, director, or employee of a Principal or a person specified in clause (i) hereof, (iii) any spouse or lineal descendant (including by adoption and stepchildren) of a person specified in clause (ii) hereof, (iv) any trust, corporation, partnership, limited liability company or other entity of which at least 50% of the beneficiaries, stockholders, partners or owners of which consist of one or more of the persons described in clause (ii) or (iii) hereof, and (v) any charitable trust the grantor of which consists of one or more of the persons described in clause (ii) or (iii) hereof.

     2. I have read and understand each of the provisions of the Agreement.

     3. I have full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Joinder and to perform my obligations hereunder without the need for the consent of any other person.

     4. This Joinder has been duly authorized, executed and delivered and constitutes my valid and binding obligation enforceable against me in accordance with the terms hereof.

     5. The Securities are being acquired by me solely for my own account for investment and not with a view to any further distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act") or the applicable securities laws of any state. I will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

     6. I understand that the Securities have not been registered under the Securities Act or registered for resale under the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is or becomes available.

     7. I am financially able to hold the Securities for long-term investment, I believe that the nature and amount of the Securities being purchased are consistent with my overall investment program and financial position, and I recognize that there are substantial risks involved in the purchase of the Securities.

     8. I confirm that (i) I am familiar with the business of the Company and its subsidiaries, (ii) I have had the opportunity to ask questions of the officers and directors of the Company and its subsidiaries and to obtain (and that I have received to my satisfaction) such information about the business and financial condition of the Company and its subsidiaries as I have reasonably requested, and (iii) I, either alone or with my representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the prospective investment in the Securities.

     9. I reside at the address set forth below the signature line to this letter.

     10. I agree that the certificates representing the Securities shall bear the following legend or a similar legend:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

     11. I agree that a notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities required under or pursuant to the Agreement.

     12. I have executed this Joinder and declare that the information contained herein is current, complete and accurate and may be relied upon by the Company.

                                                 Very truly yours,


                                                 -------------------------------
                                                 Ronald B. Kalich

Dated: October   , 2000                          Address:
               --                                         ----------------------

                                                 -------------------------------

                                                 SSN:
                                                      --------------------------

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